EXHIBIT 12.3

               SOUTHWESTERN ELECTRIC POWER COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                     $142,468

Adjustments:
  Income taxes                                                         45,507
  Provision for deferred income taxes                                  (3,419)
  Deferred investment tax credits                                      (4,662)
  Other income and deductions                                           3,962
  Allowance for borrowed and equity funds
    used during construction                                            2,678
  Interest portion of financing leases                                    764
                                                                    ---------
        Earnings                                                     $187,298
                                                                    =========

Fixed Charges:
  Interest on long-term debt                                          $39,705
  Distributions on Trust Preferred Securities                           7,748
  Interest on short-term debt and other                                 5,344
  Interest portion of financing leases                                    764
                                                                    ---------

        Fixed Charges                                                 $53,561
                                                                    =========


Ratio of Earnings to Fixed Charges                                       3.50
                                                                    =========